EXhibit 99.1

Press Releases
MRV Announces Definitive Agreement to Acquire Fiberxon
January 26th, 2007
MRV to Combine Fiberxon With Luminent With the Goal of Creating One of
the Largest, Most Comprehensive Manufacturers of Optical Transceivers
for Telecommunication Networks
CHATSWORTH, Calif., Jan. 26 — MRV COMMUNICATIONS, INC. (Nasdaq: MRVC) announced today that it has entered into a definitive agreement to acquire Fiberxon, Inc., a leading supplier of transceivers for Metro, Access, and PON applications. The consideration from MRV to Fiberxon shareholders is approximately $131 million in a combination of cash and stock. Following the closing of the transaction, MRV intends on combining Fiberxon with Luminent, its wholly-owned subsidiary. Luminent is a global supplier of Metro transceivers and the market-leader in transceivers for fiber-to-the-premise (FTTP) deployments.
Near Margalit, CEO of Luminent, stated “Consolidation among the communications service providers and the convergence of telecom and datacom networks is forcing changes throughout the communications equipment supply chain. System OEMs are merging and in turn are seeking optical component suppliers that provide a broader range of solutions, continued device innovation and competitive prices. The inclusion of Fiberxon into Luminent addresses the objectives of our customers, increases customer diversification and positions the combined company to be the leading supplier of optical component solutions for applications from the edge to the core of today’s networks. We are very impressed with what Fiberxon has accomplished since their inception, and believe the integration of the two senior management teams will strengthen the combined company. We envision that the combined Luminent/Fiberxon will have the customer relationships, technology and manufacturing scale required to service large scale Tier 1 system manufacturers globally.”
With headquarters in Santa Clara, California, and product development and manufacturing facilities in Shenzhen and Chengdu, China, Fiberxon has today over 700 employees and over 170 engineers. The company has emerged as a highly competitive supplier of one of the broadest portfolios of metro, access, EPON and GPON transceivers in the market, a result of innovative technology, high quality and a favorable business model. According to Fiberxon, its unaudited 2006 revenues are expected to be in the range of $45 to $48 million.
Luminent, with facilities in Chatsworth, California and Hsinchu, Taiwan, has pioneered the field of triplexer transceivers for video, voice and data triple play service and has successfully established its position as the dominant supplier of optical transceivers for BPON FTTP deployments with over 1 million units shipped to date. Luminent has also leveraged this market leadership to GPON, shipping over 100,000 GPON transceivers globally in 2006.
The combination of Luminent and Fiberxon has the goal of creating one of the largest, most comprehensive manufacturers of optical transceivers for telecommunications networks. At current run rates, the combined company would produce more than 2 million transceivers per year. According to industry studies, the global market for transceivers, including the metro, access and Fiber-to-the-Home (FTTH) market segments, is estimated to reach $2 billion annually in 2007. FTTH is one of the largest segments for service provider spending in Asia and the United States and deployments are expected to continue to expand worldwide. The combined market position, technology and manufacturing capabilities of the two companies are expected to support participation in this market on a truly global scale.
It is anticipated that the combined company will benefit from synergies leading to enhanced competitiveness, profitability and growth. An expanded base of Asian operations and consolidation of supply chains, manufacturing lines and technical expertise should reduce the cost of production through economies of scale and increased productivity. Luminent/Fiberxon is expected to benefit from product line expansion and diversification through a complementary, worldwide customer base. Fiberxon’s established suite of l0 Gb/s products for both SONET and l0 GbE applications complements Luminent’s newly announced l0 Gb/s long reach transceivers including the industry’s first 120km DWDM XFP. This expanded l0 Gb/s product portfolio will allow the combined company to pursue a leadership position across the 10 Gb/s market segment, one of the fastest growing segments in the optical components market. The combined company will expand its PON transceiver product line to include the full suite of EPON, BPON, and GPON transceivers, allowing the company to participate across FTTH deployments globally. In addition, Luminent’s advanced optoelectronic foundry, based in Hsinchu, Taiwan, will be fully utilized to provide an in-house sourcing capability for critical optical components covering all product lines.
The combined company, with headquarters in Chatsworth, California, will have over 1,300 employees based in facilities in the US, mainland China, and Taiwan. The consideration to be paid by MRV to Fiberxon stockholders is approximately $131 million, comprised of (i) approximately $17 million in cash, (ii) approximately 21 million shares of MRV common stock, including shares of MRV common stock underlying the assumption of Fiberxon outstanding stock options and (iii)

Press Releases	Page 2 of 3
an obligation to pay an additional amount of approximately $31.5 million in cash and/or shares of MRV common stock, or a combination thereof, within 18 months of the close of the transaction. The latter component of the purchase consideration may amount to more or less than $31.5 million depending on certain conditions. The transaction is expected to close during the first half of 2007, and is subject to obtaining necessary governmental and third-party approvals and consents in the U.S. and China as well as other customary closing conditions.
Forward-Looking Statements
This press release contains statements regarding the proposed transaction between MRV and Fiberxon, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Luminent and Fiberxon’s managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Luminent and Fiberxon and the combined company, as well as Luminent’s and Fiberxon’s and the combined company’s future performance and the industries in which Luminent and Fiberxon operate and the combined company will operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envision,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of anticipated levels: MRV’s successful completion of its acquisition of Fiberxon, which will involve or require, among other things, continuing due diligence, which could reveal matters not now known that affect MRV’s decision to seek to complete the acquisition on different terms than those announced or at all; obtaining necessary governmental approvals and consents, including those required to permit the acquisition in China, difficulties and delays in obtaining regulatory approvals for the proposed transaction; including a determination of the fairness of the combination by the California Department of Corporations, potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by MRV and Fiberxon, which consents and approvals may be delayed or unobtainable; the parties’ timely performance of their respective pre-closing covenants and the satisfaction of other conditions required to close, some of which may be beyond the control of the parties or render the acquisition uneconomical; the ability of Luminent and Fiberxon to continue their businesses and perform as presently anticipated before the closing and after the closing, which could be adversely affected by, among things, the incurrence of amortization expenses and impairment charges related to goodwill and other intangible assets and deferred stock expenses; difficulties assimilating Fiberxon’s operations, technologies, products, management or employees, particularly because they are located in China where English is not widely spoken, the culture and political, monetary, economic, financial or monetary systems, accounting principles and controls being different from those of the U.S. and Taiwan where Luminent has offices, operations and facilities, the diversion of management’s attention to business concerns of Fiberxon; risks inherent entering the China market and doing business in China, including the worsening of relations between the U.S. and China and Taiwan and China, where neither Luminent nor MRV has prior experience, and problems inherent when any foreign enterprise conducts business in China; changes in China’s currency or in exchange rates between the U.S. dollar and Chinese Yuan; rigorous competition relating to Luminent’s entry into new markets or from its existing markets; market acceptance of new products and technologies; continued acceptance of existing products; adverse affects from product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below Luminent’s and Fiberxon’s prices; the continued ability to protect intellectual property rights of Luminent and Fiberxon; changes in product mix; maturing product life cycles; product sale terms and conditions; implementation of operating cost structures that align with revenue growth; the financial condition of Luminent’s and Fiberxon’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs and potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s, Luminent’s or Fiberxon’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome or Bird Flu, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for fiber optic components. MRV disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
For further information regarding risks and uncertainties associated with MRV’s and Luminent’s businesses generally, and their businesses in particular, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com. MRV disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
About MRV Communications, Inc.

Press Releases	Page 3 of 3
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the- Premises applications, through its wholly-owned subsidiary Luminent, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.
About Luminent, Inc.
Luminent is a wholly owned subsidiary of MRV and a world-class, leading edge manufacturer of optical components since 1988. Luminent provides complete solutions for Metro Transceivers, FTTP applications, and CWDM/DWDM solutions. The Company’s US and Taiwan based facilities leverage off internal vertical integration to offer the lowest cost, high volume component solutions. With Research and Design centers in both California and Taiwan, Luminent is well positioned to respond quickly and with great flexibility to global customer requirements and design cycles. Luminent’s Taiwan facility is an ISO9001, TL9000 and ISO14001 certified high volume manufacturing facility fully staffed to address continual cost reduction via production and automation engineering teams. With a state-of-the-art, mass manufacturing facility utilizing metal organic chemical vapor deposition (MOCVD) and fully automatic packaging and testing processes, Luminent is positioned to deliver state of the art solutions at compelling price points.
About Fiberxon
Fiberxon Inc. is focused on the design, manufacturing, and marketing of best-in-class and cost-effective optoelectronic interface modules and solutions for communication systems and networks. Founded in 2000, Fiberxon has its headquarters in Santa Clara, California, and subsidiaries and offices in Tokyo, Beijing, Shanghai, Shenzhen and Chengdu and Macao. Supported by leading venture capital and world-class strategic partners, Fiberxon meets the demands of its customers worldwide with products and services derived from its innovation in technology, product development, and manufacturing processes, as well as its complete quality and reliability assurance systems. For more information about Fiberxon and its products, please visit www.fiberxon.com.
The Blueshirt Group for MRV
Chris Danne, Rakesh Mehta
(415) 217-7722
chris@blueshirtgroup.com
rakesh@blueshirtgroup.com
Investor Relations
MRV Communications, Inc.
(818)886-MRVC (6782)
ir@mrv.com